Exhibit 99.1

Xtant Medical Acquires Coflex® Product Line from Surgalign for $17 Million

Expands Xtant’s Product Offering with the Leading PMA-Approved Intralaminar Stabilization Device

Strengthens Surgalign’s Balance Sheet as it Embarks on its Digital Health Strategy

BELGRADE, MT and DEERFIELD, ILL., March 1, 2023 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, and Surgalign Holdings, Inc., (NASDAQ: SRGA), a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery, today announced the completion of a transaction between the companies.

On February 28, 2023, Xtant Medical and Surgalign entered into a Definitive Agreement and subsequently closed on the transaction whereby Xtant acquired the Coflex® and Cofix product lines from Surgalign for a total consideration of $17 million.

Coflex is an interlaminar stabilization device used after an open decompression that can be performed in various settings, offering a non-fusion treatment option for lumbar spinal stenosis (LSS) patients. The number of patients diagnosed globally with LSS is approximately 2.4 million representing the largest single-growing patient demographic in spine. The Coflex device is the only FDA PMA-approved implant for the treatment of LSS, has been implanted in more than 200,000 patients in over 60 countries, is clinically validated with more than 90 peer reviewed publications and has established Ambulatory Surgery Center (ASC) reimbursement. Cofix is a supplemental fixation device, which is a minimally invasive system intended for use on all levels of the lumbar spine.

“We are thrilled to acquire the Coflex and Cofix product lines, which will help accelerate our top-line growth and position Xtant to achieve critical mass,” said Sean Browne, President and CEO of Xtant Medical. “Coupled with our less invasive Axle interspinous device and Silex SI Fusion product lines, Coflex augments our offering in the fast-growing segments of ASC and outpatient procedures. Aligning with our key growth pillars, this acquisition expands our footprint by adding new distributors and a significant number of trained surgeons to the Company’s network. We expect these products to add approximately $14 million in annual revenue and attractive margins to enable Xtant to achieve profitability in the near future.”

Terry Rich, President and Chief Executive Officer of Surgalign, stated, “We believe that Coflex and Cofix are great products for patients and with Xtant, we have found the right partner that will continue the legacy and drive value for all customers. This transaction provides us with non-dilutive capital which will be used to advance our leading platform of artificial intelligence products across the entire continuum of care. Moving forward, we are focused on commercializing our HOLO Portal Surgical Guidance System, our soon to be launched HOLO AI Insights for research-use, and further developing our HOLO AI platform, while driving innovation in our remaining product lines to improve patient outcomes.”

UBS Investment Bank served as exclusive financial advisor and DLA Piper LLP served as legal counsel to Surgalign and Fox Rothschild LLP served as legal counsel to Xtant in connection with this transaction.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company committed to the promise of digital health to drive transformation across the surgical landscape. Uniquely aligned and resourced to advance the standard of care, the company is building technologies physicians and other health providers will look to for what is truly possible for their patients. Surgalign is focused on developing solutions that predictably deliver superior clinical and economic outcomes. Surgalign markets products throughout the United States and in approximately 50 countries worldwide through an expanding network of top independent distributors. Surgalign is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Warsaw and Poznan, Poland, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Forward Looking Statements

This press release contains forward-looking statements including, without limitation, statements relating the intended use of proceeds from the registered direct offering. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from those forward-looking statements include: i) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (ii) risks relating to existing or potential litigation or regulatory actions; (iii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting; (iv) general worldwide economic conditions and related uncertainties; (v) the continued impact of the COVID-19 and the Company’s attempts at mitigation, particularly in international markets served by the Company; (vi) the failure by the Company to identify, develop and successfully implement its strategic initiatives, particularly with respect to its digital surgery strategy ; (vii) the reliability of our supply chain; (viii) our ability to meet obligations, including purchase minimums, under our vendor and other agreements; (ix) whether or when the demand for procedures involving our products will increase; (x) our financial position and results, total revenue, product revenue, gross margin, and operations; (xi) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical Inc. (“Holo Surgical”) and Inteneural Networks Inc. (“INN”) acquisitions, including the failure of Holo Surgical’s and INN’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute its products; (xii) the failure to effectively integrate Holo Surgical’s and INN’s operations with those of the Company, including: retention of key personnel; the effect on relationships with customers, suppliers, and other third parties; and the diversion of management time and attention to the integration; (xiii) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the acquisitions; (xiv) the continuation of recent quality issues with respect to our global supply chain and (xv) the effect and timing of changes in laws or in governmental regulations. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement.

These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, including market and other conditions and the risks identified in Surgalign’s most recent Annual Report on Form 10-K and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of Surgalign’s SEC filings may be obtained without charge by visiting Surgalign’s website at www.surgalign.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

Investor and Media Relations Contact for Surgalign Holdings:

Glenn Wiener

GW Communications

Ph: 917-887-8434

Email: gwiener@gwcco.com

Investor Relations Contact for Xtant Medical:

Matt Steinberg

Lazar FINN Partners

Ph: 646-871-8481

Email: matt.steinberg@finnpartners.com